UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2011

Manhattan Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor
New York, New York 10019
(Address of Principal Executive Offices)

(212) 554-4305
(Registrant's telephone number, including area code)

48 Wall Street, Suite 1110
New York, New York 10005
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 29, 2011, Manhattan Pharmaceuticals, Inc. (the “Company”) entered into and consummated an Exchange Transaction Agreement with Opus Point Partners, LLC (“Opus”) and TG Therapeutics, Inc. (“TG”) (the “Agreement”).

Under the Agreement, Opus will exchange (the “Exchange Transaction”) its shares of common stock in TG (“TG Common Stock”) for shares of Series A preferred stock in the Company (“Company Preferred Stock”).  The exchange ratio was $2.25, divided by $.04 (the price per share at which the Company issued shares of common stock in the Company in the private offering described below), divided by 500.  As a result Opus received 281,250 shares of Company Preferred Stock.  Furthermore, the Agreement provides that each holder of restricted TG Common Stock outstanding on December 29, 2011 receive restricted shares of Company Preferred Stock using the same exchange ratio, and such shares will carry the same restrictions that existed prior to the execution of the Agreement.  As a result, Michael S. Weiss received 112,500 shares of Company Preferred Stock and Sean A. Power received 16,875 shares of Company Preferred Stock.

Each share of Company Preferred Stock is convertible into 500 shares of the common stock of the Company (“Company Common Stock”) provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock, which the Company intends to accomplish through the amendment of its Certificate of Incorporation, or a reverse stock split, at the next meeting of stockholders.

On December 19, 2011, Opus loaned the Company $55,270.68 in operating funds.  Effective at the closing of the Exchange Transaction, the parties agreed to convert the loan into shares of Company Preferred Stock at the same exchange ratio used in the Exchange Transaction and Opus received an additional 2,763 shares of Company Preferred Stock.

The disclosures set forth in Item 5.02 (c)(i), 5.02 (c)(ii) and 5.02 (d) are hereby incorporated by reference into this Item 2.01.

The Agreement is filed as an exhibit to this report and incorporated by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Effective December 29, 2011, Douglas Abel, David C. Shimko and Richard Steinhart resigned from their positions on the Board of Directors of the Company.  Michael McGuinness resigned both his seat as a director and as an officer of the Company, effective December 29, 2011.

(c)
(i) Effective December 29, 2011, Michael S. Weiss was appointed Executive Chairman, Interim Chief Executive Officer and President of the Company.  Mr. Weiss served as a founding member of the board of directors of TG and has served as its Executive Chairman, interim President and Chief Executive Officer since June 2011.  Mr. Weiss is currently the only director and the principal stockholder of TG (primarily through his interest in Opus).  Mr. Weiss is co-founder and 50% owner, and has served as managing partner and principal of Opus since 2008.  Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) (“Keryx”) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx where he remained until 2009.  In connection with the appointment, the Company assumed Mr. Weiss’ employment agreement with TG, effective November 1, 2011, under which Mr. Weiss is to serve as the Company’s Executive Chairman, Interim Chief Executive Officer and President until such employment is terminated pursuant to the terms of the agreement.

(ii) Effective December 29, 2011, Sean A. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company.  Mr. Power has served as Chief Financial Officer of TG since August 2011 and currently serves as the Chief Financial Officer of Opus.  Mr. Power joined TG from Keryx, where he served as Corporate Controller from 2006 to 2011.  Prior to joining Keryx, he was with KPMG, LLP, independent certified public accountants, where he served as a senior associate. Mr. Power received a BBA in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.  In connection with the appointment, the Company assumed Mr. Power’s employment agreement with TG, effective November 1, 2011, under which Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement.

(d)	On December 28, 2011, the Board of Directors of the Company appointed Michael S. Weiss to a vacant seat on the Board of Directors, effective upon the closing of the Exchange Transaction.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange Transaction, on December 29, 2011, the Company filed a Certificate of Designation with respect to Company Preferred Stock (the “Certificate”) with the Secretary of State of the State of Delaware.  The Company Preferred Stock ranks senior to the Company Common Stock with regard to dividend rights, and has a liquidation preference of $20 per share over the Company Common Stock and any other junior securities.  The Company Preferred Stock is convertible at the option of the holder into 500 shares of Company Common Stock provided that prior to conversion, the Company has sufficient authorized Company Common Stock to effect such conversion.  The Company Preferred Stock also automatically converts upon a change of control of the Company or the sale of substantially all of the assets of the Company.  The Certificate is filed as an exhibit to this report and incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On December 30, 2011, OPN Capital Markets (“OPNCM”) and its affiliated broker-dealer, National Securities Corporation (“NSC” and collectively with OPNCM, “National”), both affiliates of National Holdings, entered into a Placement Agency Agreement (the “PAA”) with the Company in connection with the initial closing of the offering of up to $25 million of stock and warrants of the Company (the “Offering”).  Pursuant to the PAA, National is acting as the Company’s placement agent for Offering.

The Company completed the initial closing of the Offering on December 30, 2011, issuing 277,285,633 shares of Company Common Stock at a price per share of $0.04 for total gross proceeds, before placement commissions and expenses, of $11,091,425.32. Investors will also receive warrants to purchase 69,321,424 shares of Company Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years.

The shares of Company Common Stock and warrants sold in the initial closing were offered and sold to accredited investors, including members of management, without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities to be issued in the Offering have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

As placement agent, National will receive cash commissions equal to 10% of the gross proceeds of the Offering, five-year warrants to purchase shares of the Company’s stock equal to 10% of shares sold in the Offering, and a non-accountable expense allowance equal to two percent of the gross proceeds of the Offering for National’s expenses (not including up to $80,000 of National’s legal expenses and any blue sky fees, both of which the Company will also reimburse).  In addition, the Company will also pay to National the cash fee and warrants, determined in accordance with the percentages set forth above, if, during a period of 12 months following the termination of the PAA, the Company signs a definitive agreement with respect to an investment by any party directly or indirectly introduced to the Company by National (regardless of when such investment is consummated), or consummates any investment with any such party.  In addition to acting as placement agent in the Offering, National provided advisory services in connection with the Exchange Transaction.  National is entitled to receive an advisory fee of $150,000 for such services.

Michael S. Weiss, is a director and Non-Executive Chairman of the Board of Directors of National Holdings.  He is also a stockholder of National Holdings and, when combined with his ownership indirectly through Opus and its affiliates, beneficially owns 23.6% of National Holdings, the parent company of NSC.    In addition, Opus and NSC are parties to a 50/50 joint venture that shares profits from OPNCM, the investment banking division of NSC that is responsible for managing the Offering.  Therefore, Mr. Weiss will indirectly derive benefit from the Offering through Opus’ share of the joint venture.

In addition, Dr. Lindsay A. Rosenwald, a stockholder of National Holdings, is also a co-founder and 50% owner, and managing partner and a principal of Opus, and, as a result, has an indirect interest in the National Holdings, in which Opus is a significant stockholder.

Mr. Weiss and Dr. Rosenwald have participated in the Offering in the amounts of approximately $300,000 and $600,000, respectively

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01 (a) are not included in this report but will be included in an amendment to this report filed on or before 71 calendar days from the date hereof.

(b)	Pro Forma Financial Information.

The financial statements required by this Item 9.01 (a) are not included in this report but will be included in an amendment to this report filed on or before 71 calendar days from the date hereof.

(d)	Exhibits.

3.1           Certificate of Designations, Preferences and Other Rights of Series A Preferred Stock.

10.1         Exchange Transaction Agreement dated December 29, 2011, by and among Opus Point Partners, LLC, TG Therapeutics, Inc. and Manhattan Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.
(Registrant)

Date: January 5, 2012

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number                                Description

3.1           Certificate of Designations, Preferences and Other Rights of Series A Preferred Stock.

10.1         Exchange Transaction Agreement dated December 29, 2011, by and among Opus Point Partners, LLC, TG Therapeutics, Inc. and Manhattan Pharmaceuticals, Inc.